POWER OF ATTORNEY

(For Executing Form ID and Forms 3, 4 and 5)

Know all by these presents, that the undersigned hereby constitutes and appoints each of
Sam Lipson, Dennis Craig II and Dorothy Vinsky ofCooley LLP, and Kristie Scott
and James
Rallo ofXometry, Inc. (the "Company"), signing individually, the undersigned's true and lawful
attorneys-in-fact and agents to:

(1) Prepare, execute in the undersigned's name and on the undersigned's behalf,
and
submit to the Securities and Exchange Commission (the "SEC"), a Form ID and
Forms 3, 4 and
5 (including amendments thereto and joint filing agreements in connection therewith) in
accordance with Section 16 ofthe Securities Exchange Act of 1934, as amended
(the "Exchange
Act"), and the rules thereunder, in the undersigned's capacity as an officer, director or beneficial
owner ofmore than 10% ofa registered class of securities ofthe Company;
(2) Do and perform any and all acts for and on behalfofthe undersigned that may be
necessary or desirable to prepare and execute any such Form ID and Forms 3, 4 or
5 (including
amendments thereto and joint filing agreements in connection therewith) and file such forms
with the SEC and any stock exchange, self-regulatory association or any similar authority; and
(3) Take any other action ofany type whatsoever in connection with the foregoing that, in
the opinion ofsuch attorney-in-fact, may be ofbenefit to, in the best interest of, or legally
required ofthe undersigned, it being understood that the documents executed by the attorney-infact
on behalf ofthe undersigned pursuant to this Power ofAttorney shall be in such form and
shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-infact's discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to
do and perform any and every act and thing whatsoever requisite necessa1y or proper to be done
in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes
as the undersigned might or could do if personally present with full power of substitution or
revocation hereby ratifying and confirming all that such attorney in fact, or such attorney in
fact s substitute or ubstitutes, shall lawfully do or cause to be done by vittue of this power of
attorney and the rights and powers herein granted. The undersigned acknowledges that the
foregoing attorneys-in-fact, and their substitutes in serving in such capacity at the request of the
undersigned are not assuming (nor is the Company assuming) any of the undersigned s
responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of

(a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the
undersigned's holdings of and transactions in securities issued by the Company
(b) revocation
by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in
fact or (c) as to any attorney-in-fact individually until such attorney-in-fact is no longer
employed by the Company or employed by or a partner at Cooley LLP or another law firm
representing the Company, as applicable.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 24, 2021.

By: /s/ George Hornig

George Hornig

2

Signature of Authorized Person: _______________________
Printed Name of Signature: _________________________
Title ofPerson Signing: __________________________

Notary Signature & Seal to be Placed Here: /s/ Caroline M OKeefe

CAROLINE M OKEEFE
Notary Public State of New York
MO 01OK6415657
Qualified In New York County
My Commission Expires Mar 22 2025